TAYLOR DEVICES, INC.
90 Taylor Drive
North Tonawanda, New York 14120-0748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. ("Company") will be held at the University Inn & Conference Center, 2401 North Forest Road, Amherst, New York, on November 10, 2000, at 10:00 A.M. for the following purposes:

1.	To elect two Class 2 directors of the Company, each to serve a three year term expiring in 2003, or until the election and qualification of his successor.

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on September 22, 2000 as the record date for determining which shareholder shall be entitled to notice of and to vote at the Annual Meeting. SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Joseph P. Gastel
Joseph P. Gastel, Secretary

DATED: September 27, 2000
North Tonawanda, New York

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
TAYLOR DEVICES, INC.
_________________________

TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER,
2401 NORTH FOREST ROAD, AMHERST, NEW YORK
NOVEMBER 10, 2000

This Proxy Statement is furnished to Shareholders by the Board of Directors of Taylor Devices, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 10, 2000, at 10:00 A.M., and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are being mailed to Shareholders commencing on or about September 27, 2000.

If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions. Any proxy given pursuant to this solicitation may be revoked by the Shareholder at any time prior to its use by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on September 22, 2000, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 22, 2000, the Company had outstanding and entitled to vote a total of 2,785,674 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

CERTAIN BENEFICIAL OWNERS
The following table sets forth information as to persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Tayco Developments, Inc. 100 Taylor Drive North Tonawanda, NY 14120	697,567	25%
The Cameron Baird Foundation 1350 One M&T Plaza Buffalo, NY 14203	337,900 (2)	12.1%

(1)	In addition to shares that it owns in the Company, the Taylor family also owns shares in Developments. Including shares beneficially owned by Messrs. Douglas P. Taylor and Richard G. Hill in either the Company or Developments, the Taylor family owns or controls 83,278 shares or 3.0% of the Company's stock and 171,317 shares or 17.3% of Developments' stock. Information presented has been supplied by the Company as transfer agent.
(2)	Information regarding The Cameron Baird Foundation has been taken from Amendment No. 10 to Schedule 13D filed August 10, 1998 with respect to Company stock by the following persons: Aries Hill Corp., 48,500 shares (1.7%); Brent D. Baird, 33,000 shares (1.2%), including 10,000 shares held in Trubee, Collins & Co.'s pension plan for the benefit of Brent D. Baird; Bridget B. Baird, as Successor Trustee, 10,000 shares (.359%); Bridget B. Baird individually 10,000 (.359%); Bridget B. Baird as C/F Alexis B. Baird 5,000 (.179%); Bridget B. Baird as C/F Cameron B. Blevins 5,000 (.179%); The Cameron Baird Foundation, 337,900 shares (12.1%); Jane D. Baird, 61,500 shares (2.2%); Anne S. Baird, 5,000 shares (.179%); David M. Stark, as Successor Trustee, 3,000 shares (.107%); and Brian D. Baird as successor trustee 25,000 (.897%) total of filing persons, 543,900 shares (19.5%). According to a Schedule 13D filed July 12, 2000 with respect to Developments' stock, these entities in the aggregate own 79,200 shares (7.998%) of the common stock of Developments. The persons filing such Schedule 13D, rather than the Company or Developments, are responsible for the accuracy and completeness of such information.

ELECTION OF DIRECTORS

Each year, those directors comprising one of the three Classes of the Board of Directors of the Company are elected by the shareholders to serve a three year term. The term for two directors in Class 2, Richard G. Hill and Donald B. Hofmar, will expire at this Annual Meeting. Messrs. Hill and Hofmar are Management's nominees to be elected to Class 2 at this Annual Meeting, each to hold office until 2003 or the election and qualification of his successor. The persons named on the enclosed proxy will vote all shares present at the Annual Meeting for the election of the nominees, unless a shareholder, by his or her proxy, directs otherwise. In the event that either Mr. Hill or Mr. Hofmar is unable to serve as a director, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority. Management does not expect that either of the nominees will be unable to serve. Each of the nominees has previously served as a director, and has been elected as a director at prior annual meetings of shareholders.

Nominees and Directors

Certain information regarding Mr.Hill and Mr. Hofmar, including their beneficial ownership of the Company's common stock, as well as information on those directors whose terms of office continue beyond the date of the 2000 Annual Meeting of Shareholders, is set forth below. Unless otherwise indicated, each person held the position indicated with either the Company or another organization for the past five years, and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which can be acquired pursuant to currently exercisable options, or options which become exercisable within 60 days of the date of this Proxy Statement.

NOMINEES

Nominees for Class 2 Directors
Name	Age	Principal Occupation	First Elected Director	Number of Shares	% of Class
Term expiring in 2003
Donald B. Hofmar	70	President of Bel Mar, Inc.	1991	35,233 (4)	1.3
Richard G. Hill (1)	50	Executive Vice President of the Company	1991	59,096 (3)(4)	2.1

OTHER DIRECTORS

Class 1 Director Continuing in Office
Name	Age	Principal Occupation	First Elected Director	Number of Shares	% of Class
Term expiring in 2002
Joseph P. Gastel (1)	75	Patent Attorney	1984	68,124 (4)	2.4%

Class 3 Directors Continuing in Office
Name	Age	Principal Occupation	First Elected Director	Number of Shares	% of Class
Term expiring in 2001
Douglas P. Taylor (1)	52	President, CEO and Chairman of the Board of the Company	1976	65,568 (2)(4)	2.4
Randall L. Clark (5)	57	Chairman of the Board of Dunn Tire Corporation	1996	22,000 (4)	.8
All directors and executive officers as a group (6 persons)				257,149	9.2
(1)	Messrs. Taylor and Hill are brothers-in-law, and both are directors of Tayco Realty Corporation ("Tayco Realty"). Both Mr. Taylor and Mr. Gastel are directors of Developments.
(2)	Includes 2,307 shares held beneficially and of record by Sandra Taylor, wife of Douglas P. Taylor, and 7,042 shares held by her as custodian for their minor children. Also included are 38 shares held by Mr. Taylor as custodian for their minor children. As to all such shares, Mr. Taylor disclaims any beneficial ownership. These shares represent less than 1% of the Company's stock.
(3)	Includes 656 shares held by Joyce Taylor Hill, wife of Mr. Hill and sister of Douglas P. Taylor, as custodian for their minor children. As to all such shares, Mr. Hill disclaims any beneficial ownership.
(4)	Includes options granted to directors and officers and which have not been exercised, but which can be exercised within 60 days. These options were granted pursuant to the 1998 Taylor Devices, Inc. Stock Option Plan ("1998 Plan"), as well as the 1994 Taylor Devices, Inc. Stock Option Plan which has expired.
(5)	Mr. Clark also serves on the board of directors of several other area corporations, including Acme Electric Corporation, a reporting company on NASDAQ.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

In fiscal 2000, the Board of Directors met four times with 100% of the directors in attendance.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company. The Executive Committee, comprised of Messrs. Taylor, Hill, and Gastel, did not meet in fiscal 2000.

The Audit Committee, comprised of the Company's three independent directors, Messrs. Clark, Gastel and Hofmar, functions in accordance with the terms of the Charter of the Audit Committee of the Board of Directors of the Company, adopted by the Board on April 4, 2000. A copy of the Charter, as adopted, is attached to this Proxy Statement as Appendix A. See Audit Committee Report below. The Audit Committee met once in fiscal 2000, with all members in attendance.

The Compensation Committee, comprised of Messrs. Clark, Gastel and Hofmar, was formed to review the compensation of the Company's executive officers, and make recommendations in that regard to the Board, as a whole. The Compensation Committee met once in fiscal 2000, with all members in attendance.

The Stock Option Committee, comprised of Messrs. Clark, Gastel and Hofmar, administers the Company's Stock Option Plan. The Committee met once in fiscal 2000, with all members in attendance.

The Company does not have a standing nominating committee.

The Audit Committee Report

As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:

  reviewed and discussed the Company's audited financial statements with management of the Company;

  reviewed and discussed with the Company's independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as it may be amended or supplemented; and

  received the written disclosures and the letter from the independent accountants, as required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as may be modified or supplemented, and has discussed with the independent accountant, the independent accountants' independence;

Based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2000 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Randall L. Clark
Joseph P. Gastel
Donald B. Hofmar

Director Compensation

On December 23, 1999, the Board increased fees paid to directors attending meetings of the Board by $250 per meeting, for a total fee per meeting for each director of $2,000. Consequently, each Director received a fee per meeting of $1,750 for the first three Board meetings attended, and a $2,000 fee for one Board meeting. Fees are paid either in cash or, if requested by the director, credited toward future exercise of stock options. The Secretary of the meeting receives an additional fee of $2,250 per meeting for services in addition to his fees as a director, for a total fee per meeting, as of December 1999, of $4,250.

Pursuant to the formula set forth in the 1998 Plan, on April 18, 2000, the fixed date of the grant, each director was granted options to purchase 5,000 shares of the Company's stock. The closing price on April 18, 2000 was $2.6875, which was the mean between the high and low prices for a share of common stock as quoted by NASDAQ on that date. If there is only one price quoted for the day of the grant, the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price. In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the Option is granted shall be determined by the Committee or by the Board. The mean between the high and the low prices of the stock on September 5, 2000 was $3.1875 per share.

All directors may be considered to be "control persons" as that term is defined in the Securities Act of 1933.

Current Directors and Officers

For information concerning Messrs. Taylor, Hill, Gastel, Hofmar and Clark, see "Nominee and Directors" above.

KENNETH G. BERNSTEIN (53), Treasurer of the Company and Controller of Developments, has been with the Company since 1992. From 1981 to July 1992, Mr. Bernstein was employed as a management accountant and internal auditor by British Petroleum.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company's review of Forms 4 and 5 and any written representations furnished by officers, directors and beneficial owners of 10% or more of the Company's stock during, or with respect to, the Company's most recent fiscal year, all reporting persons filed the required Forms on a timely basis. A Form 5 was filed with the Securities and Exchanges Commission on July 10, 2000 reporting options that had expired on April 18, 2000 for Douglas P. Taylor, Richard G. Hill, Joseph P. Gastel and Donald B. Hofmar.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer, Executive Vice President and Treasurer. No other executive officer has compensation which exceeds $100,000 annually in salary and bonus.

SUMMARY COMPENSATION TABLE
ANNUAL COMPENSATION	LONG-TERM COMPENSATION AWARDS
NAME/PRINCIPAL POSITION	FISCAL YEAR	(1) SALARY($)	BONUS($)	OTHER ANNUAL COMP($)	(2) UNDERLYING OPTIONS SARS#	(3) ALL OTHER COMP($)

Douglas P. Taylor Chairman President Chief Executive Officer	2000	$159,748	$786	$ -	5,000	$28,405
	1999	$148,857	$875	$ -	5,000	$36,079
	1998	$142,637	$816	$ -	5,000	$50,174

Richard G. Hill Executive Vice President	2000	$129,388	$480	$ -	5,000	$28,369
	1999	$116,409	$525	$ -	5,000	$28,123
	1998	$112,429	$630	$ -	5,000	$26,130

Kenneth G. Bernstein Treasurer	2000	$100,659	$175	$ -	1,000	$19,471
	1999	$ 93,937	$175	$ -	1,000	$18,684
	1998	$ 88,029	$144	$ -	-	$19,100

(1)	Automotive vehicles owned by the Company are made available to the President and Executive Vice President named above and use of such vehicles is not limited to business purposes. The value of any personal economic benefit associated with such use cannot reasonably be determined by the Company
(2)	Incentive options were granted pursuant to the terms of the 1998 Plan on April 18, 2000 at an option price of $2.6875 per share, which is the mean between the high and low prices for a share of Common Stock as quoted by NASDAQ on that date. On August 10, 1999, Kenneth G. Bernstein was granted an option of 1,000 shares at $2.5625 per share.
(3)	Other compensation, as paid and accrued to the above named executive officers, is as follows:

	DIRECTORS FEES	AFFILIATE MGM'T FEES	AUTO ALLOWANCE	401(K) STOCK PUR. PLAN	STOCK OPTIONS EXERCISED	TOTAL
Douglas P. Taylor:
Fiscal 5/31/00	$7,250	$17,700	$2,790	$665	$ -	$28,405
Fiscal 5/31/99	$8,000	$17,750	$1,800	$650	$ 7,879	$36,079
Fiscal 5/31/98	$6,000	$17,850	$1,800	$638	$23,886	$50,174

Richard G. Hill:
Fiscal 5/31/00	$7,250	$17,700	$2,790	$629	$ -	$28,369
Fiscal 5/31/99	$8,000	$17,750	$1,800	$573	$ -	$28,123
Fiscal 5/31/98	$6,000	$17,850	$1,800	$480	$ -	$26,130

Kenneth G. Bernstein:
Fiscal 5/31/00	$ -	$18,050	$ -	$1,421	$ -	$19,471
Fiscal 5/31/99	$ -	$17,700	$ -	$ 984	$ -	$18,684
Fiscal 5/31/98	$ -	$18,050	$ -	$1,050	$ -	$19,100

OPTION/SAR GRANTS

IN FISCAL YEAR 5/31/00

INDIVIDUAL GRANTS POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE
	Number of Securities Underlying Options Granted(#) (1)	%Of Total Options Granted Empl'ees In F/y	Exer/ Base Price	Expir- Ation Date	5%	10%	Grant Date Present Value ($)(2)
NAME

Douglas P. 5,000 Taylor, Chairman, President and CEO		25%	$2.6875	4/18/10	$8,451	$21,416	$11,100
Richard G. Hill, Vice President	5,000	25%	$2.6875	4/18/10	$8,451	$21,416	$11,100

Kenneth G Bernstein, Treasurer	1,000	5%	$2.5625	8/10/09	$1,612	$4,084	$2,120
(1)	Incentive options were granted to a non-director on August 10, 1999 pursuant to the 1998 Plan. The options are not exercisable until the date six months after the date of grant.
(2)	The Black-Scholes option valuation model was used to estimate the grant date present value of each option at August 10, 1999 at $2.12 and at April 18, 2000 at $2.22.

AGGREGATED OPTION/SAR EXERCISES

IN LAST FISCAL YEAR AND
YEAR-END OPTION/SAR VALUES
5/31/00

Name	Shares Acquired On Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year End Exercisable(E) Unexercisable(U)	(1) Value of Unexercised In-the-Money Options At Fiscal Year End Exercisable(E) Unexercisable(U)

Douglas P. Taylor, Chairman, President CEO	- 0 -	- 0 -	20,000 (E) 5,000 (U)	$ 4,312 (E) $ 1,187 (U)

Richard G. Hill, Executive Vice President	- 0 -	- 0 -	20,000 (E) 5,000 (U)	$ 4,312 (E) $ 1,187 (U)

Kenneth G. Bernstein, Treasurer	- 0 -	- 0 -	1,000 (E) 1,000 (U)	$ - (E) $ 363 (U)
(1)	Value is the difference between the market value of the Company's Common Stock on May 31, 2000 of $2.925, and the exercise price for the options.

Indemnification Insurance for Directors and Officers

On July 24, 2000, the Company renewed a director and officer indemnification insurance policy written by Royal Indemnity. The renewal was for a one-year period at an annual premium of $18,700. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities. No payments or claims for indemnification or expenses have been made under any directors and officers insurance policies purchased by the Company.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company leases a portion of the property where it does business from its affiliate, Tayco Realty, pursuant to the terms of a lease which will expire on October 31, 2005. Rental payments by the Company for fiscal 2000 totaled $159,600. The total rent paid by the Company is determined by a base rate of $10.64 per square foot, and is subject to adjustment for increases in taxes, maintenance costs and for utilization of additional space by the Company. The Company also pays for certain expenses incurred for the operation of the facilities. Developments owns approximately 42% of Tayco Realty, with 58% owned by the Company.

Pursuant to the Lease Agreement dated July 1, 2000 between the Company and Developments, Developments leases approximately 800 square feet of office and research and development space to Developments at a base annual rental of $12,000. The rate of any rental increase may not exceed 10% annually and may be waived by both parties in writing. The lease automatically renews on each anniversary of its commencement date, unless either party gives three months' written notice to the other of termination. The lease provides that on April 1st of each year, management of both companies will review the agreement to determine possible increases for expenses due to increased taxes, maintenance costs, or for additional space utilized by Developments. In fiscal 2000, the Company received total rental payments of $10,000 from Developments pursuant to the prior lease agreement which expired as of June 2000.

Under the License Agreement dated November 1, 1959 ("License Agreement"), Developments granted the Company certain preferential rights to market in the United States and Canada all existing and future inventions and patents owned by Developments. The term of the License Agreement is the life of the last-to-expire patent on which the Company is paying royalties, the date of which is March 28, 2018. The Company pays a 5% royalty to Developments on sales of items sold and shipped. During fiscal 2000, the Company paid $227,678 in royalties to Developments. Payments are required to be made quarterly, without interest, and are current.

In addition, the License Agreement provides for Developments to pay the Company 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement. These royalties also apply to certain apparatus and equipment subject to the License Agreement which has been modified by the Company, with the rights to the modification assigned to Developments. No royalties were received by the Company in fiscal 2000. Royalties, if any, are paid quarterly.

The Company, Developments, and Tayco Realty share common management and a close business relationship. Particularly as it may relate to the Company and Developments, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge regarding various aspects of their businesses, including the development of future inventions and patents by Developments which could be licensed to other licensees, rendering the present License Agreement only minimally beneficial.

All transactions described above are on as favorable a basis to the Company, as if entered into with an unaffiliated party.

INDEPENDENT AUDITORS

A representative of Lumsden & McCormick, LLP, the Company's auditors for fiscal 2000, and the accounting firm recommended by the Audit Committee to serve as the Company's certified public accountants for fiscal 2001, will attend the Annual Meeting of Shareholders. This representative will be available to respond to questions raised orally, and will be given an opportunity to make a statement, if desired.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented to the year 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to June 1, 2001, for inclusion in the Proxy Statement and form of proxy.

Shareholders wishing to propose a matter for consideration at the 2001 Annual Meeting of Shareholders must follow certain specified advance notice procedures set forth in the Company's By-Laws, a copy of which is available upon written request to: Joseph P. Gastel, Secretary, Taylor Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748.

The By-Laws designate procedures for the calling and conduct of a meeting of shareholders, including, but not limited to, specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of shareholder proposals, and the procedures and requirements for shareholder nomination of directors.

FINANCIAL STATEMENTS

The financial statements of the Company are contained in the Company's 2000 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

Voting

Under the BCL and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

Directors standing for election must be elected by a plurality of votes cast at the Annual Meeting and elected to their class terms. "Other business," if properly brought before the meeting, must be adopted by a majority of affirmative votes cast at the meeting.

For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item. In no event will an abstention be counted as a vote cast. No broker non-votes will be counted for any item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $3,000, plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order Of The Board Of Directors
/s/ Joseph P. Gastel Joseph P. Gastel, Secretary

DATED:	September 27, 2000
North Tonawanda, New York

TAYLOR DEVICES, INC.

PROXY SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 10, 2000, AT 10:00 A.M.
UNIVERSITY INN & CONFERENCE CENTER
2401 NORTH FOREST ROAD, AMHERST, NEW YORK

The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at the University Inn & Conference Center, 2401 North Forest Road, Amherst, New York at 10:00 A.M. on November 10, 2000, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends that you vote FOR:
1.	ELECTION OF DIRECTOR THE DIRECTORS TO BE ELECTED TO CLASS 2, A THREE YEAR TERM:
	Richard G. Hill		Donald B. Hofmar
	[ ]	FOR Nominee	[ ]	FOR Nominee
	[ ]	Withhold Authority for Nominee	[ ]	Withhold Authority for Nominee

2.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment(s).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominees described in Item 1, and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting or any adjournment or postponements thereof.

Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

[ ]	Please check this box if you plan to attend the Annual Meeting.
DATED: ________________, 2000

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF TAYLOR DEVICES, INC.

MEMBERSHIP

The Board of Directors, acting by resolution adopted by a majority of the full Board of Directors, may elect from among its members an audit committee of not fewer than three (3) or more than five (5) members, none of whom shall be an officer of the Company, or have any relationship to the Company that, in the opinion of the Board of Directors, will interfere with the exercise of independent judgment as a committee member. The chairman of the committee shall be elected by a majority of the full Board of Directors at the time the committee is elected or at such time as it becomes necessary to elect a new chairman, due to death, resignation or removal. Each member of the committee shall be financially literate, or shall undertake to become financially literate within a reasonable period of time after being elected to the committee, and at least one member shall have accounting or related financial management expertise, as these qualifications are determined in the opinion of the Board of Directors.

PROCESS

The audit committee shall meet at such times and places as may be fixed by the committee, or on the call of its chairman, at such times and places as may be designated in the notice of such meetings. The committee shall also meet promptly upon the request of the Company's principal outside auditors. The committee shall maintain a record of its proceedings and shall report to the Board of Directors a summary of its activities, not less frequently than twice each fiscal year, and make such recommendations as the committee deems appropriate.

RESPONSIBILITIES

The audit committee shall have the following powers and duties:

(a)	subject to confirmation by the Board of Directors, to select, evaluate and, where appropriate, replace the principal outside auditors (or to nominate the principal outside auditors to be proposed for shareholder approval in any proxy statement);
(b)	to discuss with the principal outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the audit committee;
(c)	to review at regular intervals audit arrangements for the Company and the reports to be rendered;
(d)	to review in advance the plan and scope of the audit of the Company to be performed by the principal outside auditors and the related estimate of fees, and to recommend such audit plan, scope, and fee estimate for Board approval;
(e)	to review non-audit services and fees of the Company's principal outside auditors, giving appropriate consideration to the possible effect on the auditors' independence of each non-audit service provided;
(f)	to ensure that the principal outside auditors submit to the committee at least annually a formal written statement delineating all relationships between the principal outside auditors and the Company, and to review with the principal outside auditors any disclosed relationships or services that may impact on the objectivity and independence of the outside auditors for the purpose of recommending, as necessary, that the Board of Directors take appropriate action to satisfy itself of the outside auditors' independence;
(g)	to review periodically with the Company's principal outside auditors the accounting principles and policies of the Company, including any matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended or supplemented;
(h)	to review periodically with the Company's principal outside auditors such matters relating to the internal auditing systems and procedures and the internal accounting controls of the Company as the committee or the Board of Directors may determine to be necessary or desirable;
(i)	to review periodically the coordination between the Company's principal outside auditors and the Company's internal audit staff, and to review with the Company's principal outside auditors, upon completion of their audit, their findings and recommendations and the responses of the Company's management to such findings and recommendations;
(j)	to review and discuss with management the Company's audited financial statements;
(k)	to recommend to the Board of Directors that the audited financial statements presented to the audit committee be included in the Company's Annual Report on Form 10-KSB;
(1)	to periodically review the Company's internal accounting procedures and receive information and assurances from management as to its effectiveness;
(m)	to review and assess the adequacy of this charter on an annual basis, and, in that regard, to make recommendations, if any, to the Board of Directors.
(n)	to confer with and direct the officers of the Company to the extent necessary to exercise the committee's powers and carry out its duties;
(o)	to meet with representatives of the principal outside auditors of the Company and/or its internal audit staff in the absence of management, whenever the committee deems such to be appropriate; and
(p)	to perform such additional duties as may be assigned to the committee by the Board of Directors.

NOTWITHSTANDING THE PRECEDING, the audit committee shall NOT have any duty or responsibility:

(q)	to conduct audits or investigations;
(r)	to determine that the Company's financial statements are complete and accurate;
(s)	to resolve disagreements, if any, between management of the Company and its principal outside auditors; or
(t)	to assure compliance with applicable laws and regulations.

Adopted by the Board of Directors of Taylor Devices, Inc.
April 4, 2000